Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Terremark Worldwide, Inc.:

We consent to the incorporation by reference in the registration statements listed below of our reports dated June 11, 2010, with respect to the consolidated balance sheets of Terremark Worldwide, Inc. as of March 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2010, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of March 31, 2010, which reports appear in the March 31, 2010 annual report on Form 10-K of Terremark Worldwide, Inc.

•	Form S-3 (Registration Nos. 333-146589, 333-127622, 333-102286, 333-121133, 333-37060, 333-123775, and 333-160385;

•	Form S-4 (Registration No. 333-166555); and

•	Form S-8 (Registration Nos. 333-154746, 333-146848, 333-132995, 333-118369, 333-98331).

(signed) KPMG LLP

Miami, Florida
June 11, 2010